UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 24, 2007 (Date of earliest event reported) Commission file number: 0-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina 56-1928817

(State or other jurisdiction of (I.R.S. Employer

incorporation or organization) Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 24, 2007, Charles & Colvard, Ltd. (the "Company") issued a press release announcing that its Board of Directors declared a cash dividend of $.08 per share, payable on June 15, 2007, to shareholders of record on May 31, 2007. Also, the Company announced that its Board of Directors has authorized the repurchase of up to 1,000,000 shares of the Company's common stock which may be made from time to time over the next 12 months in the open market at prevailing prices or in privately negotiated transactions at prices at or below prevailing open market prices. As of April 15, 2007, the Company had approximately 18.0 million shares of common stock outstanding. A copy of this press release is attached as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Charles & Colvard, Ltd.

By: /s/ James R. Braun

James R. Braun

Vice President of Finance and

Chief Financial Officer

Date: April 24, 2007

Exhibit 99.1

Contact:

Charles and Colvard Ltd.

Jim Braun, Chief Financial Officer

(919) 468-0399 Ext. 224

jbraun@moissanite.com

Investor Relations

Bill Zima

Integrated Corporate Relations

(203) 682-8200

wzima@icrinc.com

Charles & Colvard Announces Cash Dividend and Stock Repurchase Program

MORRISVILLE, N.C., April 24, 2007 — Charles & Colvard, Ltd. (NASDAQ: CTHR) today announced that its Board of Directors declared a cash dividend of $.08 per share, payable on June 15, 2007, to shareholders of record on May 31, 2007.

Additionally, the Company's Board of Directors has authorized the repurchase of up to 1,000,000 shares of the Company's common stock which may be made from time to time over the next 12 months in the open market at prevailing prices or in privately negotiated transactions at prices at or below prevailing open market prices. As of April 15, 2007, Charles & Colvard had approximately 18.0 million shares of common stock outstanding.

Bob Thomas, President and Chief Executive Officer commented, "We believe the combination of cash dividends and share repurchases is a beneficial use of our capital. We believe we are making steady progress towards achieving our main corporate objectives, which are to broaden the distribution of moissanite jewelry, build consumer awareness and appropriately position moissanite in the marketplace. The outlook for our business remains positive and we continue to believe that both the dividend payment and repurchase of our shares represents an attractive investment opportunity."

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (NASDAQ:  CTHR), based in the Research Triangle Park area of North Carolina, is the global sole-source of lab-created moissanite, a unique, near-colorless jewel that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability and rarity.  Currently used in fine jewelry, Charles & Colvard created Moissanite™ is primarily marketed to the self-purchasing woman as the perfect reward or indulgence for a woman celebrating her achievements, whether personal or professional, big or small.  For more information, please access www.moissanite.com or www.charlesandcolvard.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements expressing expectations regarding our future and projections relating to products, sales, revenues and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future.  You should be aware that although the forward-looking statements included herein represent management's current judgment and expectations, our actual results may differ materially from those projected, stated or implied in these forward-looking statements as a result of many factors, including, but not limited to the Company's ability to manage growth effectively, dependence on Cree, Inc. as the current supplier of the substantial majority of the raw material, ability to develop a material second source of supply, dependence on a limited number of jewelry manufacturing customers, dependence on continued growth and consumer acceptance of the Company's products, in addition to the other risks and uncertainties described in more detail in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made.  We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors relevant to our business.